UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
               --------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 21, 2002


                           USANA Health Sciences, Inc.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


           Utah                      0-21116                    87-0500306
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(State of Incorporation)      (Commission File No.)           (IRS Employer
                                                            Identification No.)


                           3838 West Parkway Boulevard
                           Salt Lake City, Utah 84120
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               (Address of Principal Executive Offices, Zip Code)


        Registrant's telephone number, including area code (801) 954-7100
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Item 5.  Other Events

         On August 21, 2002, the company entered into a Second Amendment to Credit Agreement with Bank of America, N.A. The amendment changes the terms of an earlier credit agreement, as amended, implementing changes requested by the company. The prior agreement made available a revolving line of credit in the amount of $12,500,000 and a term loan to the company in the amount of $10,000,000.

         Under the amended credit agreement, the company requested that the revolving line amount be reduced to $10,000,000. The interest rate is computed at the bank's Prime Rate or the London Inter-bank Offer Rate (LIBOR) adjusted by features specified in the credit facilities. The company may choose to borrow at the bank's publicly announced Prime Rate plus a margin per annum as specified in the credit facilities or, at the option of the company, loans within the approved commitment may be available in minimum amounts of $100,000 or more for specific periods ranging from one to six months, at LIBOR plus a margin specified in the credit facilities.

         The amended credit agreement prohibits the pruchase, retirement or redemption of the company's stock, except that from September 1, 2002 through December 31, 2003, the company may purchase, retire, or redeem up to $5,000,000 of its capital stock and thereafter the company may purchase, retire, or redeem capital stock in an aggregate amount not to exceed the sum of (1) 25% of the cumulative net income of the company for all fiscal quarters after December 31, 2003, less (2) the cumulative amount of cash dividends paid on the company's stock after December 31, 2003. This is expected to permit the company to continue its previously announced and ongoing stock repurchase program by making purchases in the open market within the limitation contained in the amendment to the credit agreement.

         The company may not declare or pay any cash dividends without the prior written consent of Bank of America, except that after December 31, 2003, the company may declare and pay cash dividends in an aggregate amount not to exceed the sum of (1) 25% of the cumulative net income of the company less (2) the cumulative amount of the company's common stock purchased, retired, or redeemed after December 31, 2003. The amended credit agreement also contains restrictive covenants requiring the company to maintain a minimum tangible net worth according to ratios contained in the agreement.

         The amended agreement expires September 1, 2004, unless terminated earlier in accordance with its terms. Unmodified sections of the original amended credit agreement remain in effect and unchanged by the second amendment. A copy of the second amendment is filed with this report as an exhibit hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         10.13    Second Amendment to Credit Agreement dated August 21, 2002




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            USANA, INC.

                            By: /s/ Gilbert A. Fuller
                            ------------------------------------------
                            Sr. Vice President and
                            Chief Financial Officer






Dated: August 23, 2002